EXHIBIT 10.4

AVROBIO, INC.

EXECUTIVE RETENTION PAYMENT AGREEMENT

This Executive Retention Payment Agreement (“Agreement”) is made as of the 26th day of June, 2023, between AVROBIO, Inc., a Delaware corporation (the “Company”), and Essra Ridha (the “Executive”).

WHEREAS, the Executive’s continued service and dedication to the Company is highly valued by the Company;

and

WHEREAS, to incentivize the Executive to remain employed with the Company, the Company desires to offer the Executive a cash retention bonus payment on the terms set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.
Retention Payment.

(a)
As an incentive to remain employed with the Company, the Executive is eligible to receive a cash payment of £393,514.39 (the “Retention Payment”), subject to the Executive continuing to be employed by the Company as of December 31, 2023 (the “Effective Date”).

(b)
The Executive will be paid the Retention Payment in a lump sum amount on the Effective Date or with the Company’s next regular payroll following the Effective Date, at the Company’s discretion; provided, however, that subject to section 1(c) below, the Retention Payment shall be paid only if each of the following eligibility criteria is satisfied as of the Effective Date: (i) the Executive has not resigned from the Company or given the Company notice of intent to do so, other than resignation or termination by the Executive for “Good Reason” as defined in the applicable employment agreement between the Executive and the Company (the “Employment Agreement”); and (ii) the Company has not terminated the Executive’s employment for Cause (as defined in the Employment Agreement) or given notice to the Executive of its intent to do so.

(c)
Notwithstanding the foregoing, in the event that prior to the Effective Date (i) the Company undergoes a “Change in Control” (as defined in the Employment Agreement), (ii) the Company terminates the Executive’s employment without Cause, or (iii) the Executive terminates his or her employment for Good Reason, the Retention Payment shall be payable in full immediately prior to the consummation of such Change in Control, termination of the Executive’s employment by the Company without Cause, or the Executive’s termination of his or her employment for Good Reason, as applicable.

2.
Withholdings; Other Tax Matters. The Retention Payment will be subject to taxes and other lawful withholdings. This Agreement is intended to comply with, or be exempt from, Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) and shall be construed and administered in accordance with Section 409A. If the Retention Payment is paid in installments, each payment under this Agreement shall be considered a separate payment for 409A purposes.

3.
At-Will Employment. The Executive’s employment remains at-will, meaning that the Executive and the Company may terminate the employment relationship at any time, subject to the terms and conditions of any applicable employment agreement between the Executive and the Company.

4.
Governing Law. This Agreement for all purposes shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to any conflict of laws principles that would cause the laws of any other jurisdiction to apply.

5.
Entire Agreement. This Agreement supersedes any other communication or representation from the Company regarding the Retention Payment.

6.
Miscellaneous.

(a)
The Executive may not assign any rights under this Agreement.

(b)
The Retention Payment is in addition to and not in lieu of any salary, bonus, benefits, or severance to which the Executive may otherwise be entitled. Nothing in this Agreement modifies, or is intended to modify, any of the terms and conditions under any employment agreement between the Executive and the Company, if applicable.

(c)
This Agreement may be executed in two or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereby have executed this Agreement on June 26, 2023.

AVROBIO, INC.

27-Jun-2023

/s/ Erik Ostrowski

By: Erik Ostrowski

Its: Interim CEO & CFO

EXECUTIVE

27-Jun-2023

/s/ Essrah Ridha

By: Essrah Ridha